                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                         SKYLYNX COMMUNICATIONS, INC.

                                   ARTICLE I

                                     NAME

     The name of the Company (the "Company") is SkyLynx Communications, Inc.

                                  ARTICLE II

                               TERM OF EXISTENCE
     The Company shall exist in perpetuity, from and after the date of filing this Certificate of Incorporation with the Secretary of State of the State of Delaware, unless sooner dissolved or disincorporated according to law.

                                  ARTICLE III

                          OBJECT, PURPOSES AND POWERS

     Section 1. General Objects and Purposes. To engage in any lawful activity as may from time to time be authorized by the Company's Board of Directors (the "Board of Directors" or "Board"), which is not prohibited by law or by this Certificate of Incorporation. To undertake such other activities as the Board of Directors may deem reasonable or necessary in the furtherance of the general or specific purposes and powers of the Company.

     Section 2. General Powers. Further, the Company shall have and may exercise all the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of the State of Delaware and in addition may do everything necessary, suitable, proper for, or incident to, the accomplishment of any of these corporate purposes.

                                  ARTICLE IV

                                 CAPITAL STOCK

     Section 1. The total number of shares of capital stock which the Company shall have authority to issue is one hundred fifty million (150,000,000) shares of common stock (the "Common Stock") having a par value of $.001 each, and fifty million (50,000,000) shares of preferred stock ("Preferred Stock") having a par value of $.01 each. All or any part of the capital stock may be issued by the Company from time to time and for such consideration and on such terms as may be determined and fixed by the Board of Directors, without action of the stockholders, as provided by law, unless the Board of Directors deems it advisable to obtain the advice of the stockholders. Said stock may be issued for money, property, services or other lawful considerations, and when issued shall be issued as fully paid and non-assessable. The private property of stockholders shall not be liable for Company debts.

     Section 2. The preferences and relative participating optional or other special rights and qualifications, limitations or restrictions of the common stock of the Company are as follows:

          A. Dividends. Dividends may be paid upon the common stock, as and when declared by the Board of Directors, out of funds of the Company legally available therefor.

          B. Payment on Liquidation. Upon any liquidation, dissolution and termination of the Company, and after payment or setting aside of any amount sufficient to provide for payment in full of all debts and liabilities of, and other claims against the Company, the assets shall be distributed pro rata to the holders of the common stock.

          C. Voting Rights. At any meeting of the stockholders of the Company each holder of Common Stock shall be entitled to one vote for each share outstanding in the name of such holder on the books of the Company on the date fixed for determination of voting rights.

          D. Majority Vote. The stockholders, by vote or concurrence of a majority of the outstanding shares of the Company entitled to vote on the subject matter, may take any action which would otherwise require a two-thirds (2/3) vote under the General Corporation Law of the State of Delaware ("GCL").

          E. Cumulative Voting. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

          F. Preemptive Rights. Unless otherwise determined by the Board, no stockholder of the Company shall have preemptive rights to subscribe for any additional shares of stock, or for other securities of any class, or for rights, warrants or options to purchase stock for the scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

          G. Restrictions on Sale or Disposition. All lawful restrictions on the sale or other disposition of shares may be placed upon all or a portion or portions of the certificates evidencing the Company's shares.

     Section 3. The Preferred Stock of the Company shall be issued in one or more series as may be determined from time to time by the Board. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular. All series shall be alike except that there may be variation as to the following: (1) the rate of distribution, (2) the price at and the terms and conditions on which shares shall be redeemed, (3) the amount payable upon shares for distributions of any kind, (4) sinking fund provisions for the redemption of shares, (5) the terms and conditions on which shares may be converted if the shares of any series are issued with the privilege of conversion, and (6) voting rights except as limited by law.

          The Company hereby authorizes the following series of Preferred Stock with the rights, preferences and restrictions as described below.

          A.   Rights, Preferences and Restrictions of Series A Preferred
Stock.

               1. Designations and Amounts. Five Million (5,000,000) shares of the Company's authorized Preferred Stock are designated as Series A Convertible Preferred Stock ("Series A Preferred Stock").

               2.   Definitions.   For the purposes of this Article IV,
Section 3.A, the following definitions shall apply:

                    (a) "Original Issue Date" Series A Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was originally issued by SkyLynx Communications, Inc., a Colorado corporation ("SCI-Colorado").

                    (b) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Company or by one or more Subsidiaries.

               3.   Dividends.

                    (a) The holders of outstanding Series A Preferred Stock shall be entitled to receive dividends at the annual rate of 10% based on the stated value per share computed on the basis of a 360-day year and 12 30-day months. Dividends shall be calculated from the date of issue by SCI-Colorado and payable, in each case quarterly on the fifteenth day of April, July, October and January of each year (the "Dividend Payment Date"). Dividends shall be paid to record holders of shares of Series A Preferred Stock as of the date one business day prior to the Dividend Payment Date (the "Dividend Record Date"). The right of the holder of shares of Series A Preferred Stock as of the Dividend Record Date to the relevant dividend shall not be affected by the subsequent transfer or cancellation of such shares; such dividend being payable to the holder as of the Dividend Record Date notwithstanding such transfer or cancellation.

                    (b) Dividends on the shares of Series A Preferred Stock shall be cumulative; therefore, if a full or partial dividend on the shares of this series with respect to any dividend period is not declared by the Board of the Company, the Company shall be obligated to pay full dividend on the shares of this series with respect to such dividend period. Dividends shall accrue but not compound on a daily basis if full dividends on all outstanding shares of Series A Preferred Stock of this series at the rate set forth in
Article IV, Section 3A3(a) above shall not have been declared and paid for the immediately preceding dividend period or for any prior dividend period, such outstanding cumulative dividends shall not bear interest.

                    (c) In addition to the Common Stock dividend, the holders of outstanding Series A Preferred Stock shall be entitled to participate, pro rata, in dividends paid on outstanding shares of Common Stock, if, when and as the Board shall in their sole discretion deem advisable, and only from the net profits or surplus of the Company as such shall be fixed and determined by the Board. The determination of the Board at any time of the amount of net profits or surplus available for dividend shall be binding and conclusive on the holders of all the stock of the Company at the time outstanding.

               4.   Liquidation Rights.

                    (a) In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect to any outstanding Preferred Stock ranking junior to the Series A Preferred Stock or the Common Stock, an amount equal to Four Dollars ($4.00) per share. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock.

                    (b) After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of any Preferred Stock rank junior to the Series A Preferred Stock and the Common Stock then outstanding shall be entitled to receive all of the remaining assets of the Company.

                    (c) Neither a consolidation, merger or reorganization of the Company, a sale or other transfer of all or substantially all of its assets, nor a sale of fifty percent (50%) or more of the Company's capital stock then issued and outstanding nor the purchase or redemption by the Company of stock of any class, nor the payment of a dividend or distribution from net profits or surplus of the Company shall be treated as or deemed to be a liquidation thereunder.

               5.   Redemption.    The Company shall have neither the right
nor the obligation to redeem any of the outstanding Series A Preferred Stock, and holders of the Series A Preferred Stock shall not have the right to demand the redemption of any of the outstanding Series A Preferred Stock.

               6. Voting Rights. Upon issuance, and subject to increase and additional rights as provided below, holders of shares of this series of Series A Preferred Stock shall be entitled to vote with the holders of shares of Common Stock as a single class on all matters presented for a vote to the shareholders of the Company. The number of votes per share of this series of Series A Preferred Stock which can be cast shall be adjusted at such time or times as the conversion price is adjusted so that the number of votes per share of this series of Series A Preferred Stock which may be cast shall always be equal to the full number of shares of Common Stock into which each share of this series of Series A Preferred Stock may be converted when voting with the holders of Common Stock as a single class.

               7.   Conversion.    The Series A Preferred Stock shall have the
following conversion rights (the "Conversion Rights"):

                    (a) Optional Conversion. Holders of outstanding shares of Series A Preferred Stock shall have an option to convert each share of Series A Preferred Stock into one share of the Company's Common Stock (the "Initial Conversion Value"). At any time commencing the earlier of (i) one year from the date of issue by SCI-Colorado or (ii) upon the effective date of a Registration Statement registering for sale under the Securities Act of 1933, as amended ("the Securities Act"), the shares of the Company's Common Stock issuable upon such conversion ("Conversion Stock").

                    (b) Automatic Conversion. The foregoing notwithstanding, each outstanding share of Series A Preferred Stock shall be automatically converted into one share of Common Stock upon the earlier of (i) the third anniversary of the date of issue by SCI-Colorado or (ii) in the event (a) a Registration Statement has been filed with the Securities and Exchange Commission and declared effective registering for sale under the Securities Act the Conversion Stock, (b) there has been developed and exists a public trading market for the Company's Common Stock on the over-the-counter market (the "OTC Bulletin Board") and (c) the public trading price of the Company's Common Stock has equaled or exceeded $6.00 per share (150% of the conversion value) for at least ten consecutive trading days.

                    (c) Mechanics of Conversion. The conversion of all outstanding shares of Series A Preferred Stock to Common Stock shall occur automatically as provided in Article IV, Section 3A7(b) above ("Triggering Events"). The Company shall, within ten (10) days of either Triggering Event, provide written notice, first class postage pre-paid, to each holder of record of the Series A Preferred Stock to be converted, at his post office address last shown on the records of the Company, of the conversion (the "Conversion Notice"). The Conversion Notice shall state:

                         (i)  That all of the holder's outstanding shares of
Series A Preferred Stock were converted;

                         (ii) The number of shares of Series A Preferred Stock
held by the holder that were converted;

                         (iii)     The effective date of the Conversion (the
"Conversion Date") and the number of shares of Common Stock which the holder will receive; and

                         (iv) That the holder is to surrender to the Company,
in the manner and at the place designated, his certificate or certificates representing the shares of Series A Preferred Stock converted.

                    Thereafter, each holder of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Conversion Notice, and thereupon the requisite number of shares of Common Stock shall be issued in the name of the person whose name appears on the surrendered certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. Notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock shall not have been surrendered, all rights with respect to such shares shall forthwith after the Conversion Date, terminate, except only the right of the holders to receive the appropriate number of shares of Common Stock upon surrender of their certificate or certificates therefor.

                    (d) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date for a series of the Series A Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Value then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the Original Issue Date for a series of the Series A Preferred Stock combine the outstanding shares of Common Stock, the Conversion Value then in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Article IV, Section 3A7(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                    (e) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Article IV,
Section 3A7, then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustments as provided herein.

                    (f) Reorganization, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Article IV, Section 3A7) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV, Section 3A7 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Article IV, Section 3A7 (including adjustment of the Conversion Value then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (g) Definition. The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued (including a right or option to purchase Common Stock, or shares of stock or an obligation convertible into Common Stock) by the Company after the Original Issue Date for a series of Series A Preferred Stock, whether or not subsequently reacquired or retired by the Company, other than (1) shares of Common Stock, and (2) shares or other securities issued to employees, officers, directors, consultants or other persons performing services for the Company pursuant to any stock offering, option, plan, or arrangement approved by the Board of Directors of the Company.

                    (h) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall mail to each holder of Series A Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying
(A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution,
(B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up.

                    (i) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Board.

                    (j) Notices. Any notice required by the provisions of this Paragraph 7 to be given to the holder of shares of the Series A Preferred Stock shall be deemed given when personally delivered to such holder or five
(5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

                    (k) Payment of Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock.

                    (l) No Dilution or Impairment. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed thereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment.

               8. No Preemptive Rights. No holder of the Series A Preferred Stock of the Company shall be entitled, as of right, to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or to purchase or subscribe for any stock of the Company purchased by the Company or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

               9. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Company by reason of purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Company shall be authorized to issue.

          B.   Rights, Preferences and Restrictions of Series B Preferred
Stock.

               1.   Designations and Amounts.   Six Hundred (600) shares of
the Company's authorized Preferred Stock are designated as Series B Convertible Preferred Stock ("Series B Preferred Stock").

               2. Definitions. For the purposes of this Article IV, Section 3.B, the following definitions shall apply:

                    (a) "Original Issue Date" for Series B Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was originally issued by SkyLynx Communications, Inc., a Colorado corporation ("SCI-Colorado").

                    (b) "Stated Value" for a share of Series B Preferred Stock shall be $1,000 per share.

                    (c) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Company or by one or more subsidiaries.

               3.   Dividends.

                    (a) The holders of outstanding Series B Preferred Stock shall be entitled to receive dividends at the annual rate of 8% based on the stated value per share computed on the basis of a 360-day year and twelve 30-day months. Dividends shall be calculated from the date of issue by SCI-Colorado and payable, in each case quarterly on the fifteenth day of April, July, October and January of each year (the "Dividend Payment Date"). Dividends shall be paid to record holders of shares of Series B Preferred Stock as of the date one business day prior to the Dividend Payment Date (the "Dividend Record Date"). The right of the holder of shares of Series B Preferred Stock as of the Dividend Record Date to the relevant dividend shall not be affected by the subsequent transfer or cancellation of such shares; such dividend being payable to the holder as of the Dividend Record Date notwithstanding such transfer or cancellation.

                    (b) The Dividends payable on the Series B Preferred Stock may be paid, at the option of the Company, either (i) in cash or (ii) by the issuance of the Company of shares of its Common Stock, valued at the Market Price, as hereinafter defined, on the Dividend Record Date. In the event the Company elects to pay the dividend through the issuance of shares of its Common Stock, the shares shall be issued to the holders of the Series B Preferred Stock either registered or registered for resale under the Securities Act.

                    (c) Dividends on the shares of Series B Preferred Stock shall be cumulative; therefore, if a full or partial dividend on the shares of this series with respect to any dividend period is not declared by the Board of Directors of the Company, the Company shall be obligated to pay full dividend on the shares of this series with respect to such dividend period. Dividends shall accrue but not compound on a daily basis if full dividends on all outstanding shares of Series B Preferred Stock of this series at the rate set forth in Article IV, Section 3B3(a) above shall not have been declared and paid for the immediately preceding dividend period or for any prior dividend period, such outstanding cumulative dividends shall not bear interest.

                    (d) In addition to the Common Stock dividend, the holders of outstanding Series B Preferred Stock shall be entitled to participate, pro rata in dividends paid on outstanding shares of Common Stock, if, when and as the Board shall in its sole discretion deem advisable, and only from the net profits or surplus of the Company as such shall be fixed and determined by the Board. The determination of the Board of Directors at any time of the amount of net profits or surplus available for dividend shall be binding and conclusive on the holders of all the stock of the Company at the time outstanding.

               4.   Liquidation Rights.

                    (a) In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect to any outstanding Preferred Stock ranking junior to the Series B Preferred Stock or the Common Stock, an amount equal to the Stated Value plus all accrued and unpaid dividends. The Series B Preferred Stock shall be ranked pari passu with outstanding shares of Series A Preferred Stock. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series B Preferred Stock.

                    (b) After the payment or distribution to the holders of the Series B Preferred Stock of the full preferential amounts aforesaid, the holders of any Preferred Stock rank junior to the Series B Preferred Stock and the Common Stock then outstanding shall be entitled to receive all of the remaining assets of the Company.

                    (c) Neither a consolidation, merger or reorganization of the Company, a sale or other transfer of all or substantially all of its assets, nor a sale of fifty percent (50%) or more of the Company's capital stock then issued and outstanding nor the purchase or redemption by the Company of stock of any class, nor the payment of a dividend or distribution from net profits or surplus of the Company shall be treated as or deemed to be a liquidation hereunder.

               5.   Redemption.

                    (a) Subject to the conditions set forth herein, in the event that the bid price of the Company's Common Stock as quoted on the over-the-counter market (or such other market, which is then the principal trading market for the Company's Common Stock) is equal to or less than $2.00 per share of Common Stock for ten (10) or more consecutive trading days, the Company, by action of its Board, may redeem all but not less than all of the Series B Preferred Stock, at any time, or from time to time, in accordance with the provisions of this Paragraph 5 (the "Optional Redemption").

                    (b) In the event the Board elects to redeem the Series B Preferred Stock, on and after the date specified in the notice provided for in
Article IV, Section 3B5(e) below, each holder of the Series B Preferred Stock called for redemption, upon presentation and surrender at the place designated in such notice of the certificate or certificates evidencing said Series B Preferred Stock held by him, her or it, properly endorsed in blank for transfer or accompanied by proper instruments of assignment in blank, shall be entitled to receive therefor the redemption price thereof.

                    (c) If redeemed pursuant to this Article IV, Section 3B5, the redemption price for each share of Series B Preferred Stock (the "Redemption Price") shall be an amount in cash equal to the sum of (i) the Stated Value per share of Series B Preferred Stock plus (ii) the amount of all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date fixed for redemption, multiplied by a percentage, as set forth below, determined by the number of days between the Original Issue Date of the Series B Preferred Stock and the redemption date fixed in the notice:


               Redemption               Date Percentage
               ----------               ---------------


               Days 15-60                     117.5%
               Days 61-120                      120%
               Days 121 and above               125%

                    (d) Notwithstanding the provisions of Article IV, Section 3B5(a) and (b) above, any holder of Series B Preferred Stock called for redemption by the Company shall have the right and option to decline to have such holder's shares of Series B Preferred Stock redeemed by the Company in accordance with the notice described in Article IV, Section 3B5(e) below.
Such declination shall be made by a holder of Series B Preferred Stock, if at all, by delivering written notice of such declination to the Company not later than fifteen (15) days prior to the Redemption Date as set forth in the Redemption Notice (hereafter the "Declination Notice"). The Declination Notice shall identify the holder and the number of shares of Series B Preferred Stock owned by holder and subject to the Declination Notice. Any holder of Series B Preferred Stock who provides the Company with a Declination Notice shall be deemed to have agreed to waive any and all right or option which such holder has to convert all or any portion of the Series B Preferred Stock into shares of the Company's Common Stock pursuant to the provisions of
Article IV, Section 3B6 below for a period commencing upon the date of such Declination Notice and terminating fifteen (15) days from the Redemption Date as fixed in the Redemption Notice.

                    (e) In the case of any Optional Redemption pursuant to this Article IV, Section 3B5, at least thirty (30) days and not more than forty (40) days prior to the date fixed for any such redemption of the Series B Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice (hereinafter referred to as the "Redemption Notice") shall be mailed, first class postage prepaid, to each holder of record to the Series B Preferred Stock to be redeemed at his post office address last shown on the records of the Company, and if the holder has provided the Company with a facsimile number for notices, also by facsimile transmission. The Redemption Notice shall state:

                         (i)  That all of the holder's outstanding shares of
Series B Preferred Stock are being called for redemption;

                         (ii) The number of shares of Series B Preferred Stock
held by the holder that the Company intends to redeem;

                         (iii)     The Redemption Date and the Redemption
Price; and

                         (iv) That the holder is to surrender to the Company,
in the manner and at the place designated, his certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

                    (f) Unless a holder delivers to the Company a Declination Notice pursuant to Article IV, Section 3B5(d) above, at least fifteen (15) days before any Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired,

                    (g) If the Redemption Notice shall have been duly given and, if on the Redemption Date the Redemption Price is either paid or irrevocably made available for payment through the deposit arrangement specified in Article IV, Section 3B5(h) below, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called for redemption shall not have been surrendered, the dividends with respect to such shares shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price, without interest upon surrender of their certificate or certificates therefor.

                    (h) At least ten (10) days prior to the Redemption Date, the Company may deposit with any bank or trust company in Boulder or Denver, Colorado, a sum (or an irrevocable letter of credit) equal to the aggregate Redemption Price of all shares of Series B Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders entitled thereto upon the surrender of their share certificates. From and after the Redemption Date, the shares so called for redemption shall be redeemed if deposit shall have been made with such instructions or authority on or before the tenth
(10th) day prior to the Redemption Date. The deposit shall on the Redemption Date constitute full payment of the shares to their holders, and from and after the Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one (1) year from the Redemption Date by any holder of shares called for redemption shall be released or repaid to the Company, after which the holders of such shares called for redemption shall be entitled to receive payment of the Redemption Price or, if applicable, the Optional Early Redemption Price for such shares only from the Company.

               6. Voting Rights. Except as required by the GCL or other applicable legal requirements, holders of the Series B Preferred Stock shall have no right to vote on any matters presented to the shareholders of the Company at any regular or special meeting of the Company's security holders.

               7. Optional Conversion. The holders of shares of Series B Preferred Stock shall have the following conversion rights:

                    (a) Right to Convert Conversion Price. Subject to the terms, conditions and restrictions of Article IV, Section 3B5(d) and the provisions of this Article IV, Section 3B7, the holder of any shares of Series B Preferred Stock shall have the right to convert each such share of Series B Preferred Stock (except that upon any liquidation of the Company, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series B Preferred Stock; and further except that upon redemption of the Series B Preferred Stock by the Company, the right of conversion shall terminate at the close of business on the business day immediately preceding the Redemption Date) into an amount of shares of Common Stock equal to the Stated Value of such share or shares of Series B Preferred Stock plus all accrued and unpaid dividends thereon divided by (i) the average of the three (3) lowest closing bid prices for the Common Stock, as reported by Bloomberg L.P., on the principal market for the Company's Common Stock (the "Principal Market") during the period of twenty-two (22) Trading Days ending with the last Trading Day prior to the date of conversion (the "Conversion Date") (the "Market Price"), after (ii) discounting the Market Price by 20% to determine the conversion price (the "Conversion Price"). To illustrate, if the Market Price as of the Conversion Date is $6.00 and 100 shares of Series B Preferred Stock are being converted, the Stated Value for which would be $100,000, then the Conversion Price shall be $4.80 per share of Common Stock ($6.00 x .80), whereupon the Stated Value of $100,000 of Series B Preferred Stock would entitle the holder thereof to convert the 100 shares of Series B Preferred Stock into 20,833 shares of Common Stock ($100,000 divided by $4.80 equals 20,833). However, in no event shall the Conversion Price be greater than $4.00 per share, adjusted for any subsequent stock splits, stock dividends or reverse stock splits (the "Maximum Conversion Price"). In addition, if the Conversion Price on any Conversion Date is less than $6.00, then the Company shall have the option, prior to receipt of a Conversion Notice from the holder and upon prior written notice to the holder, to pay the holder in shares of Common Stock as set forth above, or else in cash in an amount equal to (i) the closing bid price on the Principal Market on the day prior to the Conversion Date multiplied by (ii) the number of shares of Common Stock which would otherwise be issuable to the holder upon such conversion, or any combination of cash and Common Stock. If notice of the Company's election to pay the holder in cash is not received by the holder prior to the receipt by the Company of a Conversion Notice, the Company shall pay the holder in shares of Common Stock.

                    (b) Section 13(d) Compliance. The Holder shall not have the right, and the Company shall not have the obligation, to convert all or any portion of the Series B Preferred Stock if and to the extent that the issuance to the Holder of Common Shares upon such conversion would result in the Holder being deemed the "beneficial owner" of more than 5% of the then outstanding shares of Common Stock within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a holder from being deemed the beneficial owner of more than 5% of the then outstanding shares of Common Stock, then the Company shall redeem so many of such holder's shares of Series B Preferred Stock pursuant to Article IV,
Section 3B(a) hereof as are necessary to cause such holder to be deemed the beneficial owner of not more than 5% of the then outstanding shares of Common Stock.

                    (c) Time of Conversion. The right of conversion may be exercised by the holder at any time after the earlier of (i) 90 days from the date of issuance of the Series B Preferred Stock by SCI-Colorado or (ii) the effective date of the Registration Statement registering for sale under the Securities Act the shares of the Company's Common Stock issuable upon such conversion (the "Conversion").

                    (d) Notice of Conversion. The right of conversion shall be exercised by the holder thereof by giving written notice (the "Conversion Notice") to the Company, by facsimile or by registered mail or overnight delivery service, with a copy by facsimile to the Company's then transfer agent for its Common Stock, as designated by the Company from time to time, that the holder elects to convert a specified number of shares of Series B Preferred Stock representing a specified Stated Value thereof into Common Stock and, if such conversion will result in the conversion of all of such holder's shares of Series B Preferred Stock, by surrender of a certificate or certificates for the shares so to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in the Conversion Notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The Conversion Notice shall include therein the Stated Value of shares of Series B Preferred Stock to be converted, and a calculation (i) of the Market Price, (ii) the Conversion Price, and (iii) the number of shares of Common Stock to be issued in connection with such conversion.

                    (e)  Issuance of Certificates:  Time Conversion Effected.

                         (i)  Promptly, but in no event more than three (3)
business days, after the receipt of the Conversion Notice referred to in
Article IV, Section 3B5(d) and surrender of the certificate or certificates for the share or shares of Series B Preferred Stock to be converted (if required), the Company shall exercise best efforts to issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Series B Preferred Stock are converted. To the extent permitted by law, such conversion shall be deemed to have been effected on the date on which such Conversion Notice shall have been received by the Company and at the time specified stated in such Conversion Notice, which must be during the calendar day of such notice, and at such time the rights of the holder of such share or shares of Series B Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Issuance of shares of Common Stock issuable upon conversion which are requested to be registered in a name other than that of the registered holder shall be subject to compliance with all applicable federal and state securities laws.

                         (ii) The Company understands that a delay in the
issuance of the shares of Common Stock beyond three (3) business days could result in economic loss to the holder. As compensation to the holder for such loss, unless a delay is due to causes beyond the reasonable control of the Company, the Company agrees to pay late payments to the holder for late issuance of shares of Common Stock upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond three (3) business days from the date of receipt of the Conversion Notice):


                                   Late Payment For Each
                                   $5,000 of Stated Value
          No. Business Days Late   Amount Being Converted
          ----------------------   ----------------------

                1                       $  100
                2                       $  200
                3                       $  300
                4                       $  400
                5                       $  500
                6                       $  600
                7                       $  700
                8                       $  800
                9                       $  900
                10                      $1,000
                >10                     $ 1,000 + $200 for each Business
                                        Day Late beyond 10 days


               The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit holder's right to pursue injunctive relief and/or actual damages for the Company's failure to issue and deliver Common Stock to the holder. Furthermore, in addition to any other remedies which may be available to the holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five business days the date of receipt of the Conversion Notice, the holder will be entitled to revoke the relevant Conversion Notice by delivering a notice to such effect to the Company whereupon the Company and the holder shall each be restored to their respective positions immediately prior to delivery of such Conversion Notice.

                         (iii)     If, at any time (a) the Company challenges,
disputes or denies the right of the holder to effect the conversion of the Series B Preferred Stock into Common Stock or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Article IV, Section 3B7 or (b) any third party who is not and has never been an Affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the holder commences any lawsuit or proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the holder hereof to effect the conversion of the Series B Preferred Stock into Common Stock, then, the holder shall have the right, by written notice to the Company, to require the Company to promptly redeem the Series B Preferred Stock for cash at a redemption price equal to the Redemption Price then in effect in accordance with Article IV, Section 3B5(c) above.

                    (f) Fractional Shares. No fractional shares shall be issued upon conversion of Series B Preferred Stock into Common Stock. All fractional shares shall be rounded up to the nearest whole share.

                    (g) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, or, in the case of any consolidation, merger or mandatory share exchange of the Company into any other company, then, as a condition of such reorganization, reclassification or exchange, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization, reclassification or exchange not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                    (h) Adjustments for Splits, Combinations, etc. The Conversion Price and the number of shares of Common Stock into which the Series B Preferred Stock shall be convertible shall be adjusted for stock splits, combinations, or other similar events. Additionally, an adjustment will be made in the case of an exchange of Common Stock, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the assets of the Company in order to enable the holder of Series B Preferred Stock to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been issued upon the conversion of the Series B Preferred Stock. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise for fair value of options, warrants, or restricted stock.

               8. No Preemptive Rights. No holder of the Series B Preferred Stock of the Company shall be entitled, as of right, to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or to purchase or subscribe for any stock of the Company purchased by the Company or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

               9. No Reissuance of Series B Preferred Stock. No share or shares of Series B Preferred Stock acquired by the Company by reason of purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Company shall be authorized to issue.

          C.   Rights, Preferences and Restrictions of Series C Preferred
Stock.

               1. Designations and Amount. Two Million (2,000,000) shares of the Company's authorized Preferred Stock are designated as Series C Convertible Preferred Stock ("Series C Preferred Stock").

               2. Definitions. For the purposes of this Article IV, Section 3.C, the following definitions shall apply:

                    (a) "Original Issue Date" for Series C Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was originally issued by SkyLynx Communications, Inc., a Colorado corporation ("SCI-Colorado").

                    (b) "Stated Value" for Series C Preferred Stock shall be $4.00 per share.

                    (c) "Subsidiary" shall mean any corporation at least 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Company or by one or more subsidiaries.

               3.   Dividend.

                    (a) The holders of outstanding Series C Preferred Stock shall be entitled to receive dividends at the annual rate of 10% based on the Stated Value per share computed on the basis of a 360-day year and twelve (12) 30-day months. Dividends shall be calculated from the date of issue by SCI-Colorado and payable, in each case semi-annually on the fifteenth day of June and December of each year (the "Dividend Payment Date"). Dividends shall be paid to record holders of shares of Series C Preferred Stock as of the date one business day prior to the Dividend Payment Date (the "Dividend Record Date"). The right of the holder of shares of Series C Preferred Stock as of the Dividend Record Date to the relevant dividend shall not be affected by the subsequent transfer or cancellation of such shares; such dividend being payable to the holder as of the Dividend Record Date notwithstanding such transfer or cancellation.

                    (b) Dividends payable on the Series C Preferred Stock shall be paid exclusively by the issuance by the Company of additional shares of Series C Preferred Stock, valued at the Stated Value, as hereinabove defined. The dividend shall be equal to 1/20th of one share of Series C Preferred Stock and shall be paid within thirty (30) days following the end of each six (6) month period.

                    (c) Dividends on the shares of Series C Preferred Stock shall be cumulative; therefore, if a full or partial dividend on the shares of this series with respect to any dividend period is not declared by the Board of Directors of the Company, the Company shall be obligated to pay full dividend on the shares of this series with respect to such dividend period. Dividends shall accrue but not compound on a daily basis if full dividends on all outstanding shares of Series C Preferred Stock of this series at the rate set forth in Article IV, Section 3C3(a) above shall not have been declared and paid for the immediately preceding dividend period or for any prior dividend period, such outstanding cumulative dividends shall not bear interest.

                    (d) In addition to the Common Stock dividend, the holders of outstanding Series C Preferred Stock shall be entitled to participate, pro rata in dividends paid on outstanding shares of Common Stock if, when and as the Board of Directors shall in their sole discretion deem advisable, and only from the net profits or surplus of the Company as such shall be fixed and determined by the Board of Directors. The determination of the Board of Directors at any time of the amount of net profits or surplus available for dividend shall be binding and conclusive on the holders of all the stock of the Company at the time outstanding.

               4.   Liquidation Rights.

                    (a) In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of each share of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, pari passu with the holders of outstanding shares of Series A and Series B Preferred Stock before any payment or declaration and setting apart for payment of any amount shall be made in respect to any outstanding Preferred Stock ranking junior to the Series C Preferred Stock or the Common Stock, an amount equal to Four Dollars ($4.00) per share. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amount aforesaid, then all of the assets of the Company available to be distributed shall be distributed ratably to the holders of the Series C Preferred Stock.

                    (b) After the payment or distribution to the holders of the Series C Preferred Stock of the full preferential amounts aforesaid, the holders of any Preferred Stock rank junior to the Series C Preferred Stock and the Common Stock then outstanding shall be entitled to receive all of the remaining assets of the Company.

                    (c) Neither a consolidation, merger or reorganization of the Company, a sale or other transfer of all or substantially all of its assets, nor a sale of fifty percent (50%) or more of the Company's capital stock then issued and outstanding nor the purchase or redemption by the Company of stock of any class, nor the payment of a dividend or distribution from net profits or surplus of the Company shall be treated as or deemed to be a liquidation hereunder.

               5. Redemption. The Company shall have neither the right nor the obligation to redeem any of the outstanding Series C Preferred Stock, and holders of the Series C Preferred Stock shall not have the right to demand the redemption of any of the outstanding Series C Preferred Stock.

               6. Voting Rights. Upon issuance, and subject to increase and additional rights as provided below, holders of shares of this series of Series C Preferred Stock shall be entitled to vote with the holders of shares of Common Stock as a single class on all matters presented for a vote to the shareholders of the Company. The number of votes per share of this series of Series C Preferred Stock which can be cast shall be adjusted at such time or times as the conversion price is adjusted so that the number of votes per share of this series of Series C Preferred Stock which may be cast shall always be equal to the full number of shares of Common Stock into which each share of this series of Series C Preferred Stock may be converted when voting with the holders of Common Stock as a single class.

               7. Conversion. The Series C Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                    (a) Optional Conversion. Holders of outstanding shares of Series C Preferred Stock shall have an option to convert each share of Series C Preferred Stock into one share of the Company's Common Stock (the "Initial Conversion Value"), at any time commencing the earlier of (i) one year from the date of issue by SCI-Colorado or (ii) upon the effective date of a Registration Statement registering for sale under the Securities Act of 1933, as amended (the "Securities Act"), the shares of the Company's Common Stock issuable upon such conversion ("Conversion Stock").

                    (b) Automatic Conversion. The foregoing notwithstanding, each outstanding share of Series C Preferred Stock shall be automatically converted into one share of Common Stock upon the third anniversary of the date of issue by SCI-Colorado.

                    (c) Mechanics of Conversion. The conversion of all outstanding shares of Series C Preferred Stock to Common Stock shall occur automatically as provided in Article IV, Section 3C7(b) above ("Triggering Events"). The Company shall, within ten (10) days of either Triggering Event, provide written notice, first class postage pre-paid to each holder of record of the Series C Preferred Stock to be converted, at his post office address last shown on the records of the Company, of the conversion (the "Conversion Notice"). The Conversion Notice shall state:

                         (i)  That all of the holder's outstanding shares of
Series C Preferred Stock were converted;

                         (ii)      The number of shares of Series C Preferred
Stock held by the holder that were converted;

                         (iii)     The effective date of the Conversion (the
"Conversion Date") and the number of shares of Common Stock which the holder will receive; and

                         (iv)      That the holder is to surrender to the
Company, in the manner and at the place designated, his certificate or certificates representing the shares of Series C Preferred Stock converted.

               Thereafter, each holder of Series C Preferred Stock to be converted shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Conversion Notice, and thereupon the requisite number of shares of Common Stock shall be issued in the name of the person whose name appears on the surrendered certificate or certificates as the owner thereof; and each surrendered certificate shall be canceled and retired. Notwithstanding that the certificates evidencing any of the shares of Series C Preferred Stock shall not have been surrendered, all rights with respect to such shares shall forthwith after the Conversion Date, terminate, except only the right of the holders to receive the appropriate number of shares of Common Stock upon surrender of their certificate or certificates therefor.

                    (d) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date for a series of the Series C Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Value then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company shall at any time or from time to time after the Original Issue Date for a series of the Series C Preferred Stock combine the outstanding shares of Common Stock, the Conversion Value then in effect immediately before the combination shall be proportionately increased. Any adjustment under this
Article IV, Section 3C7(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                    (e) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Article IV,
Section 3C7), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustments as provided herein.

                    (f) Reorganization, Mergers, Consolidations or Sales of Asset. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification, or exchange of shares provided for elsewhere in this Article IV, Section 3C7) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to any other person, then, as a part of such reorganization, merger, consolidation, or sale, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting form such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV, Section 3C7 with respect to the rights of the holders of the Series C Preferred Stock after the reorganization, merger, consolidation, or sale to the end that the provisions of this Article IV, Section 3C7 (including adjustment of the Conversion Value then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                    (g) Definition. The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued or deemed issued (including a right or option to purchase Common Stock, or shares of stock or an obligation convertible into Common Stock) by the Company after the Original Issue Date for a series of Series C Preferred Stock, whether or not subsequently reacquired or retired by the Company, other than (x) shares of Common Stock, and (y) shares or other securities issued to employees, officers, directors, consultants or other persons performing services for the Company pursuant to any stock offering, option, plan, or arrangement approved by the Board of Directors of the Company.

                    (h) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or winding up of the Company, the Company shall mail to each holder of Series C Preferred Stock at least 30 days prior to the record date specified therein, a notice specifying
(A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution
(B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up is expected to become effective, and (C) the time, if any is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding up.

                    (i) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Company's Common Stock on the date of conversion, as determined in good faith by the Board.

                    (j) Notices. Any notice required by the provisions of this Article IV, Section 3C7 to be given to the holder of shares of the Series C Preferred Stock shall be deemed given when personally delivered to such holder or five (5) business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

                    (k) Payment of Taxes. The Company will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock.

                    (l) No Dilution or Impairment. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against dilution or other impairment.

               8. No Preemptive Rights. No holder of the Series C Preferred Stock of the Company shall be entitled, as of right, to purchase or subscribe for any part of the unissued stock of the Company or of any stock of the Company to be issued by reason of any increase of the authorized capital stock of the Company, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Company or to purchase or subscribe for any stock of the Company purchased by the Company or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Delaware.

               9. No Reissuance of Series C Preferred Stock. No share or shares of Series C Preferred Stock acquired by the Company by reason of purchase, conversion, or otherwise shall be reissued and all such shares shall be canceled, retired, and eliminated from the shares which the Company shall be authorized to issue.

          D.   Rights, Preferences and Restrictions of Series D Preferred
Stock.

               1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock"). The maximum number of shares of Series D Preferred Stock shall be twelve thousand (12,000) shares. The Series D Preferred Stock shall have a liquidation preference of $1,000 per share. The Series D Preferred Stock shall rank (i) prior to the common stock, par value $.001 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by its terms does not rank senior to the Series D Preferred Stock ("Junior Stock") and (ii) on parity with the Series A, Series B and Series C Preferred Stock issued by SkyLynx Communications, Inc., a Colorado corporation ("SCI-Colorado"), and exchanged for identical shares of the Company, and any other class and series of equity securities which by its terms shall rank on parity with the Series D Preferred Stock. The Series D Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

               2.   Dividends.

                    (a) Payment of Dividends. The holders of record of the shares of Series D Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of five percent (5%) of the Stated Liquidation Preference (as defined below) per share per annum (the "Dividend Payment"), and no more, payable, at the option of the holders of the shares of Series D Preferred Stock, in (i) shares of Common Stock equal to the quotient of (a) the Dividend Payment divided by (b) the Conversion Price (as defined in Article IV, Section 3D5(d) below) on the trading day preceding the date the dividend is to be paid, or (ii) cash. In the case of shares of Series D Preferred Stock outstanding for less than a full year after the date originally issued by SCI-Colorado, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Such dividends on the Series D Preferred Stock shall be cumulative and shall accrue and be payable only at conversion of the Series D Preferred Stock into shares of Common Stock or upon redemption of the Series D Preferred Stock. Such dividends on the Series D Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series D Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series D Preferred Stock from day to day from the date of initial issuance thereof by SCI-Colorado whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series D Preferred Stock at the time outstanding, the deficiency shall be fully paid on, declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series D Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Common Stock or any other equity securities of the Company ranking junior to the Series D Preferred Stock as to the payment of dividends.

                    (b) So long as any shares of Series D Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid, or set apart for payment, all accrued and unpaid dividends on the outstanding shares of Series D Preferred Stock.

                    (c) In the event of a dissolution, liquidation or winding up of the Company pursuant to Article IV, Section 3D4, all accrued and unpaid dividends on the Series D Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series D Preferred Stock. In the event of (i) a mandatory redemption pursuant to Article IV, Section 3D9 or (ii) a redemption at the election of the Company pursuant to Article IV, Section 3D8, all accrued and unpaid dividends on the Series D Preferred Stock shall be payable on the day immediately preceding the date of such redemption. In the event of a voluntary conversion pursuant to Article IV, Section 3D5(a), all accrued and unpaid dividends on the Series D Preferred Stock being converted shall be payable on the day immediately preceding the Voluntary Conversion Date (as defined in Article IV, Section 3D5(b)(i)) and in the event of a mandatory conversion pursuant to Article IV, Section 3D5(c), all accrued and unpaid dividends on the Series D Preferred Stock being converted shall be payable on the day immediately preceding the Mandatory Conversion Date (as defined in Article IV, Section 3D5(c)(ii)).

                    (d) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of the Company (other than redemptions set forth in Article IV, Section 3D8 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property.

               3.   Voting Rights.

                    (a) Class Voting Rights. The Series D Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Article IV, Section 3D3(b) hereof). So long as any shares of the Series D Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-quarters (3/4) of the shares of the Series D Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series D Preferred Stock vote separately as class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking prior to the Series D Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series D Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series D Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company's Junior Stock; (iv) amend the Certificate of Incorporation or Bylaws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series D Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to materially and adversely affect such rights, preferences privileges or voting powers; (v) effect any distribution with respect to Junior Stock; or
(vi) reclassify the Company's outstanding securities.

                    (b) General Voting Rights. Except with respect to transactions upon which the Series D Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series D Preferred Stock shall have no voting rights. The Common Stock into which the Series D Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

               4.   Liquidation Preference.

                    (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series D Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount equal to $1,000 per share (the "Liquidation Preference Amount") of the Series D Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series D Preferred Stock and any series of Preferred Stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series D Preferred Stock, then all of said assets will be distributed among the holders of the Series D Preferred Stock and the other classes of stock on a parity with the Series D Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series D Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series D Preferred Stock. All payments for which this
Article IV, Section 3D4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series D Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series D Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

                    (b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Article IV,
Section 3D4. In the event of the merger or consolidation of the Company with or into another corporation, the Series D Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                    (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series D Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

               5. Conversion. The holder of Series D Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                    (a) Right to Convert. At any time on or after the Closing Date (as such term is defined in the Series D Preferred Stock Purchase Agreement dated as of April 16, 1999 between the SCI-Colorado and the initial holder of the Series D Preferred Stock (the "Securities Purchase Agreement")), the holder of any such shares of Series D Preferred Stock may, at such holder's option, subject to the limitations set forth in Article IV, Section 3D7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series D Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock (the "Conversion Rate") equal to the quotient of (i) the Liquidation Preference Amount or the shares of Series D Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Article IV, Section 3D5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert.

                    (b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Series D Preferred Stock shall be conducted in the following manner:

                         (i)  Holder's Delivery Requirements.  To convert
Series D Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise delivering), for receipt on or prior to 11:59 p.m., New York Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the original certificates representing the shares of Series D Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

                         (ii) Company's Response.  Upon receipt by the Company
of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent") (as applicable) shall, on the next business day following the date of receipt by the Company of both (or the second business day following the date of receipt by the Company of both if received after 11:00 a.m. New York Time), (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with American Securities Transfer & Trust, Inc. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series D Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than two business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series D Preferred Stock not converted.

                         (iii)     Dispute Resolution.  In the case of a
dispute as to the determination of the Average Share Prices (as defined in Article IV, Section 3D5(d) below) or the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination of the Average Share Prices or the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Share Prices or the Conversion Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The reasonable expenses of such investment bank or accountant in making such determination shall be paid by the Company, in the event the holder's calculation or determination was correct, or by the holder, in the event the Company's calculation or determination was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation or determination was correct. The period of time in which the Company is required to effect conversions or redemptions under this Article IV, Section 3D shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Article IV, Section 3D5(b)(iii).

                         (iv) Record Holder.  The person or persons entitled
to receive the shares of Common Stock issuable upon a conversion of the Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                         (v)  Company's Failure to Timely Convert.  If within
five (5) business days of the Company's receipt of the Preferred Stock Certificates to be converted and the Conversion Notice (the "Share Delivery Period") the Company shall fail to issue a certificate to a holder or credit the holder's balance account with American Securities Transfer & Trust, Inc. for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series D Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series D Preferred Stock to which such holder is entitled pursuant to Article IV,
Section 3D5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Article VIII thereof), the Company shall pay additional damages to such holder on each date after such fifth (5th) business day that such conversion is not timely effected in an amount equal 1% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to
Article IV, Section 3D5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Article IV, Section 3D5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Article IV, Section 3D5(b)(ii) and (B) the Closing Bid Price (as defined in Article IV, Section 3D5(d) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Article IV, Section 3D5(b)(ii) and the holder may after any time after such Share Delivery Period send the Company a notice of revocation of conversion (the "Revocation Notice") revoking such holder's Conversion Notice (and requesting a return of the applicable Preferred Share Stock Certificates) by (A) transmitting by facsimile (or otherwise delivering), for receipt on or prior to 11:59 p.m., New York Time on such date, a copy of an executed Revocation Notice and (B) sending by a common carrier for delivery to the Company as soon as practicable following such date, the originally executed Revocation Notice. If the holder has delivered a Revocation Notice to the Company, then the Company's obligation to pay additional damages to such holder (in accordance with the preceding sentence) shall terminate. If the Company fails to pay the additional damages set forth in this Article IV, Section 3D5(b)(v) within five
(5) business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

                    (c)  Mandatory Conversion.

                         (i)  Each share of Series D Preferred Stock
outstanding on the Mandatory Conversion Date (as defined below) shall, automatically and without any action on the part of the holder thereof, convert into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series D Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price (as defined below) in effect on the Mandatory Conversion Date.

                         (ii) As used herein, a "Mandatory Conversion Date"
shall be the date which is three years after the date of issuance of the shares of Series D Preferred Stock by SCI-Colorado (the "Issuance Date"), provided that the Mandatory Conversion Date shall be extended for any shares of Series D Preferred Stock (x) for as long as the conversion of such shares of Series D Preferred Stock would violate Article IV, Section 3D7 and (y) pursuant to Article IV, Section 3D3(n) of the Registration Rights Agreement dated as of April 16, 1999 by and among SCI-Colorado and the initial holders named therein (the "Registration Rights Agreement"), which extension shall be one day for each of the days in any Blackout Period (as defined in Article IV, Section 3D3(n) of the Registration Rights Agreement). The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Article IV, Section 3D as the "Conversion Date."

                       (iii) On the Mandatory Conversion Date, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the Preferred Stock Certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series D Preferred Stock unless the Preferred Stock Certificates evidencing such shares of Series D Preferred Stock are either delivered to the Company or the holder notifies the Company that such Preferred Stock Certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series D Preferred Stock pursuant to this Article IV, Section 3D5, the holders of the Series D Preferred Stock shall surrender the Preferred Stock Certificates representing the Series D Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Article IV, Section 3D5(b)(ii)) to the holder within three business days of the holder's delivery of the applicable Preferred Stock Certificates.

                    (d)  Conversion Price.

                         (i)  The term "Five Day Average Share Price" shall
mean the average of the five (5) Closing Bid Prices of the Company's shares of Common Stock (as reported by Bloomberg Financial Markets ("Bloomberg")) in the OTC Bulletin Board for such security (or on such other United States stock exchange or public trading market ("Alternative Exchange") on which the shares of the Company trade if, at the time of the conversion, they are not trading in the OTC Bulletin Board), preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

                         (ii) The term "Conversion Price" shall mean, with
respect to any conversion of Series D Preferred Stock converted prior to December 31, 1999, $3.00, except that if a Registration Violation has occurred and/or the Conversion Date occurs after December 31, 1999, then the "Conversion Price" shall be equal to the lesser of (x) $3.00 and (y) an amount equal to 105% of the Five Day Average Share Price, as applicable; provided, however, that if (i) the Company has filed a Registration Statement (as defined below in Article IV, Section 3D5(d)(iv)) which has been declared effective by the Securities and Exchange Commission (the "Commission"), (ii) the Company has filed a registration statement on Form S-1 registering shares of Common Stock (a "Form S-1") in an underwritten public offering which has been declared effective by the Commission and (iii) the Closing Bid Price of the Common Stock has been at least $8.00 per share for a period of ten (10) consecutive trading days with such period commencing at any time after the ninetieth (90th) day after which the Form S-1 has been declared effective by the Commission, then the "Conversion Price" shall be $3.00.

                       (iii) The term "Closing Bid Price" shall mean, for any security as of any trading day, the last closing bid price of such security in the OTC Bulletin Board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing basis, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series D Preferred Stock. If the Company and the holders of Series D Preferred Stock are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Article IV, Section 3D5(b)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Share Prices." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                         (iv) The term "Registration Violation" shall mean the
failure of the Company to (A) prepare and file with the Commission on or prior to the Filing Date a Registration Statement pursuant to the terms and conditions of the Registration Rights Agreement, (B) use its best efforts to cause the Registration Statement to be declared effective under the Commission as promptly as possible after the filing thereof, but in any event prior to the Effective Date and (C) otherwise violate the terms and conditions of the Registration Rights Agreement. All capitalized terms in this Article IV,
Section 3D5(d)(iv) shall have the meanings assigned to them in the Registration Rights Agreement.

                    (e)  Adjustments of Conversion Price.

                         (i)  Adjustments for Stock Splits and Combinations.
If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Article IV,
Section 3D5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

                         (ii) Adjustments for Certain Dividends and
Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

                              (A)  the numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                              (B)  the denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                        (iii) Adjustment for Other Dividends and
Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series D Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this
Article IV, Section 3D5(e)(iii) with respect to the rights of the holders or the Series D Preferred Stock.

                         (iv) Adjustments for Reclassification, Exchange or
Substitution. If the Common Stock issuable upon conversion of the Series D Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Article IV, Section 3D5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in
Article IV, Section 3D5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share of Series D Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series D Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                         (v)  Adjustments for Reorganization, Merger,
Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Article IV, Section 3D5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Article IV, Section 3D5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person (an ''Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share of Series D Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV, Section 3D5(e)(v) with respect to the rights of the holders of the Series D Preferred Stock after the Organic Change to the end that the provisions of this Article IV,
Section 3D5(e)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series D Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                         (vi) Consideration for Stock.  In case any shares of
Common Stock or any securities convertible into or exchangeable for, directly or indirectly, Common Stock (''Convertible Securities"), other than the Series D Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

                              (A)  in connection with any merger or
consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                              (B)  in the event of any consolidation or merger
of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock.

                         (vii)     Record Date.  In case the Company shall
take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

                         (viii)    Certain Issues Excepted.  Anything herein
to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock upon the grant after the Issuance Date of, or the exercise after the Issuance Date of, options or warrants or rights to purchase stock under the Company's stock option plan.

                    (f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Article IV, Section 3D5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series D Preferred Stock against impairment.

                    (g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series D Preferred Stock pursuant to this Article IV, Section 3D5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series D Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series D Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series D Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

                    (h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series D Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                    (i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series D Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series D Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                    (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five consecutive trading days immediately preceding on the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

                    (k) Reservation of Common Stock. The Company shall, so long as any shares of Series D Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series D Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series D Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the shares of Series D Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series D Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series D Preferred Stock based on the number of shares of Series D Preferred Stock held by each holder at the time of issuance of the Series D Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series D Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series D Preferred Stock shall be allocated to the remaining holders of Series D Preferred Stock, pro rata based on the number of shares of Series D Preferred Stock then held by such holder. The Company shall, from time to time in accordance with the GCL, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Article IV, Section 3D5(k).

                    (l) Retirement of Series D Preferred Stock. Conversion of Series D Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Mandatory Conversion Date. Upon conversion of only a portion of the number of shares of Series D Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series D Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Article IV, Section 3D 5(b)(ii).

                    (m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series D Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

               6.   No Preemptive Rights.  Except as provided in Article IV,
Section 3D5 hereof and in the Securities Purchase Agreement, no holder of the Series D Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board in their absolute discretion may deem advisable.

               7. Conversion Restrictions. Notwithstanding anything to the contrary set forth in Article IV, Section 3D5 of this Article IV, Section 3D, in no event shall any holder be entitled to convert Series D Preferred Stock in excess of that number of shares of Series D Preferred Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted shares of Series D Preferred Stock beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Article IV, Section 3D2(a), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

               8. Redemption. If at any time after the one year anniversary of the Issuance Date, the Company's Common Stock is trading for less than $3.00 per share, the Company may redeem all or a portion of the Series D Preferred Stock outstanding upon 30 days prior written notice (the "Company's Redemption Notice") at a price per share of Series D Preferred Stock equal to 120% of the Liquidation Preference, plus any accrued but unpaid dividends (the "Company's Redemption Price"); provided, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within 30 days of receipt of the Company's Redemption Notice, the shares of Series D Preferred Stock designated to be converted may not be redeemed by the Company. The Company's Redemption Notice shall state the date of redemption (the "Redemption Date"), the Company's Redemption Price and the number of shares to be redeemed by the Company. The Company shall deliver the Company's Redemption Price to the holder(s) within five (5) business days after the Company has delivered the Company's Redemption Notice. If the Company fails to pay the Redemption Price by the trading day following the Redemption Date, the redemption will be declared null and void and the Company shall lose its right to serve a Company's Redemption Notice in the future.

               9.   Inability to Fully Convert.

                    (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities from issuing all of the Common Stock which is to be issued to a holder of Series D Preferred Stock pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Article IV,
Section 3D5(b)(ii) above and, with respect to the unconverted Series D Preferred Stock, the holder, solely at such holder's option, can elect to:

                         (i)  require the Company to redeem from such holder
those Series D Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Triggering Event Redemption Price as of such Conversion Date (the "Mandatory Redemption Price");

                         (ii) if the Company's inability to fully convert
Series D Preferred Stock is pursuant to Article IV, Section 3D9(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Article IV, Section 3D5(b)(ii) above; and/or

                       (iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series D Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

                    (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Series D Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Article IV, Section 3D9(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series D Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Article IV, Section 3D9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

                    (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Article IV, Section 3D9(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Article IV, Section 3D2(g). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Article IV,
Section 3D9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series D Preferred Stock may have under this Article IV,
Section 3D and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series D Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series D Preferred Stock, and
(iii) require that the Conversion Price of such returned Series D Preferred Stock be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Article IV,
Section 3D5(b)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Price".

                    (d) Pro-Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series D Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series D Preferred Stock pursuant to this Article IV,
Section 3D9, the Company shall convert and redeem from each holder of Series D Preferred Stock electing to have Series D Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series C Preferred Stock held by such holder relative to the number shares of Series D Preferred Stock outstanding) of all shares of Series D Preferred Stock being converted and redeemed at such time.

               10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series D Preferred Stock, shall be required
(a) for any change to this Article IV, Section 3D which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series D Preferred Stock or (b) for the issuance of shares of Series D Preferred Stock other than pursuant to the Securities Purchase Agreement.

               11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series D Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock certificates if the holder contemporaneously requests the Company to convert such shares of Series D Preferred Stock into Common Stock.

               12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Article IV, Section 3D shall be cumulative and in addition to all other remedies available under this
Article IV, Section 3D, at law or in equity (including, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this
Article IV, Section 3D. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series D Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series D Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

               13. Specific Shall Not Limit General; Construction. No specific provision contained in this Article IV, Section 3D shall limit or modify any more general provision contained herein. This Article IV, Section 3D shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series D Preferred Stock and shall not be construed against any person as the drafter hereof.

               14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series D Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

          E.   Rights, Preferences and Restrictions of Series E Preferred
Stock.

               1. Designation and Rank. The designation of such series of the Preferred Stock shall be the Series E Convertible Preferred Stock, par value $.01 per share (the "Series E Preferred Stock"). The maximum number of shares of Series E Preferred Stock shall be three thousand (3,000) shares.
The Series E Preferred Stock shall have a liquidation preference of $1,000 per share. The Series E Preferred Stock shall rank (i) prior to the common stock, par value $.001 per share ("Common Stock"), and to all other classes and series of equity securities of the Company which by their terms do not rank senior to the Series E Preferred Stock ("Junior Stock") and (ii) on parity with the Series A, Series B, Series C and Series D Preferred Stock issued by SkyLynx Communications, Inc., a Colorado corporation ("SCI-Colorado") and exchanged for identical shares of the Company, and any other class and series of equity securities which by its terms shall rank on parity with the Series E Preferred Stock. The Series E Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

               2.   Dividends.

                    (a) Payment of Dividends. The holders of record of the shares of Series E Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefor and when and as declared by the Board of Directors, dividends at the rate of five percent (5%) of the stated Liquidation Preference (as defined below) per share per annum (the "Dividend Payment"), and no more, payable, at the option of the holders of the shares of Series E Preferred Stock, in (i) shares of Common Stock equal to the quotient of (a) the Dividend Payment divided by (b) the Conversion Price (as defined in Article IV, Section 3E5(d) below) on the trading day preceding the date the dividend is to be paid, or (ii) cash. In the case of shares of Series E Preferred Stock outstanding for less than a full year, dividends shall be pro rated based on the portion of each year during which such shares are outstanding. Such dividends on the Series E Preferred Stock shall be cumulative and shall accrue and be payable only at conversion of the Series E Preferred Stock into shares of Common Stock or upon redemption of the Series E Preferred Stock. Such dividends on the Series E Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series E Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series E Preferred Stock from day to day from the date of initial issuance thereof by SCI-Colorado whether or not earned or declared. If such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series E Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series E Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Common Stock or any other equity securities of the Company ranking junior to the Series E Preferred Stock as to the payment of dividends.

                    (b) So long as any shares of Series E Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid, or set apart for payment, all accrued and unpaid dividends on the outstanding shares of Series E Preferred Stock.

                    (c) In the event of a dissolution, liquidation or winding up of the Company pursuant to Article IV, Section 3E4, all accrued and unpaid dividends on the Series E Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series E Preferred Stock. In the event of (i) a mandatory redemption pursuant to Article IV, Section 3E9 or (ii) a redemption at the election of the Company pursuant to Article IV, Section 3E8, all accrued and unpaid dividends on the Series E Preferred Stock shall be payable on the day immediately preceding the date of such redemption. In the event of a voluntary conversion pursuant to Article IV, Section 3E5(a), all accrued and unpaid dividends on the Series E Preferred Stock being converted shall be payable on the day immediately preceding the Voluntary Conversion Date (as defined in Article IV, Section 3E5(b)(i)) and in the event of a mandatory conversion pursuant to Article IV, Section 3E5(c), all accrued and unpaid dividends on the Series E Preferred Stock being converted shall be payable on the day immediately preceding the Mandatory Conversion Date (as defined in Article IV, Section 3E5(c)(ii)).

                    (d) For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchase or redemption of shares of capital stock of the Company (other than redemptions set forth in Section 8 below or repurchases of Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property.

               3.   Voting Rights.

                    (a) Class Voting Rights. The Series E Preferred Stock shall have the following class voting rights (in addition to the voting rights set forth in Article IV, Section 3E3(b) hereof). So long as any shares of the Series E Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three quarters (3/4) of the shares of the Series E Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of the Series E Preferred Stock vote separately as class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or any Preferred Stock ranking prior to the Series E Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series E Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series E Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company's Junior Stock; (iv) amend the Certificate of Incorporation or Bylaws of the Company so as to affect materially and adversely any right, preference, privilege or voting power of the Series E Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect to Junior Stock; or (vi) reclassify the Company's outstanding securities.

                    (b) General Voting Rights. Except with respect to transactions upon which the Series E Preferred Stock shall be entitled to vote separately as a class pursuant to Article IV, Section 3E3(a) above and except as otherwise required by Delaware law, the Series E Preferred Stock shall have no voting rights. The Common Stock into which the Series E Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock.

               4.   Liquidation Preference.

                    (a) In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series E Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount equal to $1,000 per share (the "Liquidation Preference Amount") of the Series E Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series E Preferred Stock and any series of Preferred Stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series E Preferred Stock, then all of said assets will be distributed among the holders of the Series E Preferred Stock and the other classes of stock on a parity with the Series E Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series E Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series E Preferred Stock. All payments for which this
Article IV, Section 3E4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series E Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series E Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

                    (b) A consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this Article IV,
Section 3E4. In the event of the merger or consolidation of the Company with or into another corporation, the Series E Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

                    (c) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series E Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

               5. Conversion. The holder of Series E Preferred Stock shall have the following conversion rights (the "Conversion Rights"):

                    (a) Right to Convert. At any time on or after the Closing Date (as such term is defined in the Series E Preferred Stock Purchase Agreement dated as of May 6, 1999 between SCI-Colorado and the initial holders of the Series E Preferred Stock (the "Securities Purchase Agreement")), the holder of any shares of Series E Preferred Stock may, at the holder's option, subject to the limitations set forth in Article IV, Section 3E7 herein, elect to convert (a "Voluntary Conversion") all or any portion of the shares of Series E Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series E Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Article IV, Section 3E5(d) below) then in effect as of the date of the delivery by such holder of its notice of election to convert.

                    (b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Series E Preferred Stock shall be conducted in the following manner:

                         (i)  Holder's Delivery Requirements.  To convert
Series E Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date"), the holder thereof shall (A) transmit by facsimile (or otherwise delivering), for receipt on or prior to 11:59 p.m., New York Time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice"), to the Company, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such date, the original certificates representing the shares of Series E Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates") and the originally executed Conversion Notice.

                         (ii) Company's Response.  Upon receipt by the Company
of a facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to the holder. Upon receipt by the Company of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent") (as applicable) shall, on the next business day following the date of receipt by the Company of both (or the second business day following the date of receipt by the Company of both if received after 11:00 am. New York Time), (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (B) credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with American Securities Transfer & Trust, Inc. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series E Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than two business days after receipt of the Preferred Stock Certificate(s) and at its own expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock not converted.

                        (iii) Dispute Resolution. In the case of a dispute as to the determination of the Average Share Prices (as defined in Article IV, Section 3E5(d) below) or the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If the holder and the Company are unable to agree upon the determination of the Average Share Prices or the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Share Prices or the Conversion Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The reasonable expenses of such investment bank or accountant in making such determination shall be paid by the Company, in the event the holder's calculation or determination was correct, or by the holder, in the event the Company's calculation or determination was correct, or equally by the Company and the holder in the event that neither the Company's or the holder's calculation or determination was correct. The period of time in which the Company is required to effect conversions or redemptions under this Article IV, Section 3E shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Article IV, Section 3E5(b)(iii).

                         (iv) Record Holder.  The person or persons entitled
to receive the shares of Common Stock issuable upon a conversion of the Series E Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

                         (v)  Company's Failure to Timely Convert.  If within
two (2) business days of the Company's receipt of the Preferred Stock Certificates to be converted and the Conversion Notice (the "Share Delivery Period"), the Company shall fail to issue a certificate to a holder or credit the holder's balance account with American Securities Transfer & Trust, Inc. for the number of shares of Common Stock to which the holder is entitled upon such holder's conversion of the Series E Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series E Preferred Stock to which such holder is entitled pursuant to Article IV,
Section 3E5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Article VIII thereof), the Company shall pay additional damages to such holder on each date after such fifth (5th) business day that such conversion is not timely effected in an amount equal 1% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to
Article IV, Section 3E5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Article IV, Section 3E5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Article IV, Section 3E5(b)(ii) and (B) the Closing Bid Price (as defined in Article IV, Section 3E5(d) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violating Article IV, Section 3E5(b)(ii). The holder may after any time after such Share Delivery Period send the Company a notice of revocation of conversion (the "Revocation Notice") revoking the holder's Conversion Notice (and requesting a return of the applicable Preferred Share Stock Certificates) by (A) transmitting by facsimile (or otherwise delivering), for receipt on or prior to 11:59 p.m., New York Time on such date, a copy of an executed Revocation Notice and (B) sending by a common carrier for delivery to the Company as soon as practicable following such date, the originally executed Revocation Notice. If the holder has delivered a Revocation Notice to the Company, then the Company's obligation to pay additional damages to the holder (in accordance with the preceding sentence) shall terminate. If the Company fails to pay the additional damages set forth in this Article IV, Section 3E5(b)(v) within five business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

                    (c)  Mandatory Conversion.

                         (i)  Each share of Series E Preferred Stock
outstanding on the Mandatory Conversion Date (as defined below) shall, automatically and without any action on the part of the holder thereof, convert (a "Mandatory Conversion") into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series E Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price (as defined below) in effect on the Mandatory Conversion Date.

                         (ii) As used herein, a "Mandatory Conversion Date"
shall be the date which is three years after the date of issuance of the shares of Series E Preferred Stock by SCI-Colorado (the "Issuance Date"), provided that the Mandatory Conversion Date shall be extended for any shares of Series E Preferred Stock (i) for as long as the conversion of such shares of Series E Preferred Stock would violate Article IV, Section 3E7, (ii) pursuant to Article IV, Section 3E3(n) of the Registration Rights Agreement dated as of May 6, 1999 by and among the SCI-Colorado and the initial holders of the Series E Preferred Stock named therein (the "Registration Rights Agreement"), which extension shall be one day for each of the days in any Blackout Period (as defined in Article IV, Section 3E3(n) of the Registration Rights Agreement), (iii) until the shares of Common Stock to which the holder is entitled upon a Mandatory Conversion are duly authorized and available for issuance in connection with such Mandatory Conversion, (iv) until a registration statement registering such shares of Common Stock has been declared effective by the Securities and Exchange Commission (the "Commission") and is currently effective as of the Mandatory Conversion Date and (v) until such shares of Common Stock are listed on the OTC Bulletin Board, the Nasdaq SmallCap Market, the Nasdaq National Market, The New York Stock Exchange, Inc. or the American Stock Exchange, Inc. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Article IV, Section 3E as the "Conversion Date."

                       (iii) On the Mandatory Conversion Date, the outstanding shares of Series E Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the Preferred Stock Certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series E Preferred Stock unless the Preferred Stock Certificates evidencing such shares of Series E Preferred Stock are either delivered to the Company or the holder notifies the Company that such Preferred Stock Certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series E Preferred Stock pursuant to this Article IV, Section 3E5, the holders of the Series E Preferred Stock shall surrender the Preferred Stock Certificates representing the Series E Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Article IV, Section 3E5(b)(ii)) to the holder within three business days of the holder's delivery of the applicable Preferred Stock Certificates.

                    (d)  Conversion Price.

                         (i)  The term "Five Day Average Share Price" shall
mean the average of the Closing Bid Prices of the Company's shares of Common Stock (as reported by Bloomberg Financial Markets ("Bloomberg")) in the OTC Bulletin Board for such security (or on such other United States stock exchange or public trading market on which the Common Stock trades (an "Alternative Exchange") if, at the time of the conversion, the Common Stock is not trading in the OTC Bulletin Board), for the five (5) consecutive trading days immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

                         (ii) The term "Conversion Price" shall mean, with
respect to any conversion of Series E Preferred Stock converted prior to December 31, 1999, $3.00 (as adjusted herein), except that if a Registration Violation has occurred and/or the Conversion Date occurs after December 31, 1999, then the "Conversion Price" shall be equal to the lesser of (x) $3.00 (as adjusted herein) and (y) an amount equal to 105% of the Five Day Average Share Price, as applicable; provided, however, that if (i) the Company has filed a Registration Statement (as defined below in Article IV, Section 3E5(d)(iv)) which has been declared effective by the Commission, (ii) the Company has filed a registration statement on Form S-1 registering shares of Common Stock (a "Form S-1") in an underwritten public offering which has been declared effective by the Commission and (iii) the Closing Bid Price of the Common Stock has been at least $8.00 per share for a period of ten (10) consecutive trading days with such period commencing at any time after the ninetieth (90th) day after which the Form S-1 has been declared effective by the Commission, then the "Conversion Price" shall be $3.00 (as adjusted herein).

                         (iii) The term "Closing Bid Price" shall mean,
for any security as of any trading day, the closing bid price of such security in the OTC Bulletin Board for such security as reported by Bloomberg (or the closing bid price for such security as reported on an Alternative Exchange), or, if no closing bid price is reported for such security by Bloomberg (or on such Alternative Exchange), the closing trade price of such security as reported by Bloomberg (or on such Alternative Exchange), or, if no closing trade price is reported for such security by Bloomberg (or on such Alternative Exchange), the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing basis, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series E Preferred Stock. If the Company and the holders of Series E Preferred Stock are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Article IV, Section 3E5(b)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Share Prices." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).

                         (iv) The term "Registration Violation" shall mean the
failure of the Company to (A) prepare and file with the Commission on or prior to the Filing Date a Registration Statement pursuant to the terms and conditions of the Registration Rights Agreement , (B) cause the Registration Statement to be declared effective under the Commission as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and (C) otherwise comply with the terms and conditions of the Registration Rights Agreement. All capitalized terms in this Article IV,
Section 3E5(d)(iv) shall have the meanings assigned to them in the Registration Rights Agreement.

                    (e)  Adjustments of Conversion Price.

                         (i)  Adjustments for Stock Splits and Combinations.
If the Company shall, at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Article IV,
Section 3E5(e)(i) shall be effective at the close of business on the date the stock split or combination occurs.

                         (ii) Adjustments  for Certain Dividends and
Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue, or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

                              (A)  the numerator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                              (B)  the denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                       (iii)  Adjustment for Other Dividends and
Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue, or set a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of Series E Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, such dividend or other distribution which the holders would have received had their Series E Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such dividend or other distribution (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Article IV, Section 3E5(e)(iii) with respect to the rights of the holders of the Series E Preferred Stock.

                         (iv) Adjustments for Reclassification, Exchange or
Substitution. If the Common Stock issuable upon conversion of the Series E Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Article IV, Section 3E5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Article IV, Section 3E5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of the Series E Preferred Stock shall have the right thereafter to convert the Series E Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, which such holders would have received had such holders' Series E Preferred Stock been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                         (v)  Adjustments for Reorganization, Merger,
Consolidation or Sales of Assets. If at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Article IV, Section 3E5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Article IV, Section 3E5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series E Preferred Stock shall have the right thereafter to convert such share of Series E Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article IV, Section 3E5(e)(v) with respect to the rights of the holders of the Series E Preferred Stock after the Organic Change to the end that the provisions of this Article IV,
Section 3E5(e)(v) (including any adjustment in the applicable Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series E Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                         (vi) Consideration for Stock.  In case any shares of
Common Stock or any securities convertible into or exchangeable for, directly or indirectly, Common Stock ("Convertible Securities"), other than the Series E Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

                              (A)  in connection with any merger or
consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock shall be changed to or exchanged for the stock or other securities of another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                              (B)  in the event of any consolidation or merger
of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock.

                       (vii)  Record Date.  In case the Company shall
have failed to take record of the holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock or Convertible Securities shall be deemed to be such record date.

                       (viii) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock upon the grant after the Issuance Date of, or the exercise after the Issuance Date of, options or warrants or rights to purchase stock under the Company's stock option plan.

                    (f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this Article IV, Section 3E5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series E Preferred Stock against impairment.

                    (g) Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock pursuant to this Article IV, Section 3E5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series E Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series E Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series E Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of such adjusted amount.

                    (h) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series E Preferred Stock pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                    (i) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series E Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series E Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

                    (j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series E Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the Closing Bid Prices of the Common Stock for the five consecutive trading days immediately preceding the Voluntary Conversion Date or Mandatory Conversion Date, as applicable.

                    (k) Reservation of Common Stock. The Company shall, so long as any shares of Series E Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series E Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series E Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved shall at no time be less than 200% of the number of shares of Common Stock for which the shares of Series E Preferred Stock are at any time convertible. The initial number of shares of Common Stock reserved for conversions of the Series E Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series E Preferred Stock based on the number of shares of Series E Preferred Stock held by each holder at the time of issuance of the Series E Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series E Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series E Preferred Stock shall be allocated to the remaining holders of Series E Preferred Stock, pro rata based on the number of shares of Series E Preferred Stock then held by such holder. The Company shall, from time to time in accordance with the GCL, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Article IV, Section 3E5(k).

                    (l) Retirement of Series E Preferred Stock. Conversion of Series E Preferred Stock shall be deemed to have been effected on the applicable Voluntary Conversion Date or Mandatory Conversion Date (subject to revocation). Upon conversion of only a portion of the number of shares of Series E Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series E Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Article IV, Section 3E5(b)(ii).

                    (m) Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series E Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

               6.   No Preemptive Rights.  Except as provided in Article IV,
Section 3E5 hereof and in the Securities Purchase Agreement, no holder of the Series E Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board of Directors on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board of Directors in their absolute discretion may deem advisable.

               7. Conversion Restrictions. Notwithstanding anything to the contrary set forth in Article IV, Section 3E5 of this Article IV, Section 3E, in no event shall any holder be entitled to convert Series E Preferred Stock in excess of that number of shares of Series E Preferred Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the shares of Series E Preferred Stock with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted shares of Series E Preferred Stock beneficially owned by the holder and its affiliates, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Article IV, Section 3E7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

               8.   Redemptions.

                    (a) If at any time after the one year anniversary of the Issuance Date, the Company's Common Stock is trading for less than $3.00 per share, the Company may redeem all or a portion of the Series E Preferred Stock outstanding upon 30 days prior written notice (the "Company's Redemption Notice") at a price per share of Series E Preferred Stock equal to 120% of the Liquidation Preference, plus any accrued but unpaid dividends (the "Company's Redemption Price"); provided, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within 30 days of receipt of the Company's Redemption Notice, the shares of Series E Preferred Stock designated to be converted may not be redeemed by the Company pursuant to this Article IV, Section 3E8(a). The Company's Redemption Notice shall state the date of redemption, which shall not be later than 30 days following the date of the Company's Redemption Notice (the "Redemption Date"), the Company's Redemption Price and the number of shares to be redeemed by the Company. The Company shall deliver the Company's Redemption Price to the holders on or prior to the Redemption Date. If the Company fails to pay the Redemption Price by the trading day following the Redemption Date, the redemption will be declared null and void and the Company shall lose its right to serve a Company's Redemption Notice in the future.

                    (b) If at any time the Company redeems shares of the Company's Series D Preferred Stock, the Company shall redeem all of the Series E Preferred Stock outstanding upon 30 days prior written notice (a "Series D Redemption Notice") at a price per share equal to the Company Redemption Price; provided, that if a holder has delivered a Conversion Notice to the Company or delivers a Conversion Notice within 30 days of receipt of a Series D Redemption Notice, the shares of Series E Preferred Stock covered by such Conversion Notice shall not be redeemed by the Company. The Series D Redemption Notice shall state the date of redemption, which shall not be later than 30 days following the date of the Series D Redemption Notice (the "Series D Redemption Date") and the Company's Redemption Price. The Company shall deliver the Company's Redemption Price to the holder on or prior to the Series D Redemption Date.

               9.   Inability to Fully Convert.

                    (a) Holder's Option if Company Cannot Fully Convert. If, upon the Company's receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company can not issue shares of Common Stock registered for resale under the Registration Statement for any reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or its securities from issuing all of the Common Stock which is to be issued to a holder of Series E Preferred Stock pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock registered for resale under the Registration Statement as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Article IV, Section 3E5(b)(ii) above and, with respect to the unconverted Series E Preferred Stock, the holder, solely at such holder's option, can elect to:

                         (i)  require the Company to redeem from the holder
those Series E Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Company's Redemption Price as of such Conversion Date (the "Mandatory Redemption Price");

                         (ii) if the Company's inability to fully convert
Series E Preferred Stock is pursuant to Article IV, Section 3E9(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to 5(b)(ii) above; and/or

                        (iii) void its Conversion Notice and retain or have returned, as the case may be, the shares of Series E Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

                    (b) Mechanics of Fulfilling Holder's Election. The Company shall immediately send via facsimile to a holder of Series E Preferred Stock, upon receipt of a facsimile copy of a Conversion Notice from such holder which cannot be fully satisfied as described in Article IV, Section 3E9(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series E Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company within fifteen (15) days of its election pursuant to Article IV, Section 3E9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

                    (c) Payment of Redemption Price. If such holder shall elect to have its shares redeemed pursuant to Article IV, Section 3E9(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in Response to Inability to Convert the Company has not delivered a notice to such holder stating, to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered to the holder in accordance with the terms of Article IV, Section 3E9(a). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this Article IV,
Section 3E9(c) (other than pursuant to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series E Preferred Stock may have under this Article IV,
Section 3E and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemption Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series E Preferred Stock for which the full Mandatory Redemption Price has not been paid, (ii) receive back such Series E Preferred Stock, and
(iii) require that the Conversion Price of such returned Series E Preferred Stock be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Article IV,
Section 3E5(b)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Price".

                    (d) Pro-Rata Conversion and Redemption. In the event the Company receives a Conversion Notice from more than one holder of Series E Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series E Preferred Stock pursuant to this Article IV,
Section 3E9, the Company shall convert and redeem from each holder of Series E Preferred Stock electing to have Series E Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series E Preferred Stock held by such holder relative to the number shares of Series E Preferred Stock being converted and redeemed at such time).

               10. Vote to Change the Terms of or Issue Preferred Stock. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than three-fourths (3/4) of the then outstanding shares of Series E Preferred Stock, shall be required
(a) for any change to this Article IV, Section 3E which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series E Preferred Stock or (b) for the issuance of shares of Series E Preferred Stock other than pursuant to the Securities Purchase Agreement.

               11. Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series E Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Stock certificates if the holder contemporaneously requests the Company to convert such shares of Series E Preferred Stock into Common Stock.

               12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Article IV, Section 3E shall be cumulative and in addition to all other remedies available under this
Article IV, Section 3E, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this
Article IV, Section 3E. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series E Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, any holder of the Series E Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

               13. Specific Shall Not Limit General; Construction. No specific provision contained in this Article IV, Section 3E shall limit or modify any more general provision contained herein.

               14. Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series E Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

                                   ARTICLE V

                          REGISTERED OFFICE AND AGENT

     The name and address of the initial registered office of the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, County of New Castle, Wilmington, Delaware 19805.

                                  ARTICLE VI

                                   DIRECTORS

     Section 1. The business and affairs of this Company and the management thereof shall be vested in a Board of Directors consisting of at least one (1) but not more than ten (10) members. Directors need not be stockholders of the Company.

     Section 2. The number of directors may be increased or decreased from time to time, within the limits stated above, by action of the majority of the whole Board of Directors.

     Section 3.     The election of directors need not be by written ballot.

     Section 4. The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Company.

                                  ARTICLE VII

                                INDEMNIFICATION

     Section 1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company or any of its direct or indirect subsidiaries or is or was serving at the request of the Company as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, excise or other taxes assessed with respect to an employee benefit plan, penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Paragraph C of the Article VII with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) was authorized by the Board of Directors of the Company.

     Section 2. The right to indemnification conferred in Section 1 of this Article VII shall include the right to be paid by the Company the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the GCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

     Section 3. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VII shall be contract rights. If a claim under Sections 1 and 2 of this Article VII is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the GCL, and (ii) any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement or expenses, under this
Article VII or otherwise, shall be on the Company.

     Section 4. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Section 5. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the GCL.

     Section 6. The Company's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Company or, at the request of the Company, or any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

     Section 7. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                 ARTICLE VIII

                            LIABILITY OF DIRECTORS

     No director of the Company shall be liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director
(i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of GCL, or (vi) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense or any nature (including, without limitation, counsel fees and disbursement). Each person who serves as a director of the Company while this
Article VIII is in effect shall be deemed to be doing so in reliance on the provisions of this Article VIII, and neither the amendment or repeal of this
Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall apply to or have any effect on the liability or alleged liability of any director of the Company for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption or an inconsistent provision. The provisions of this Article VIII are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Company, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

                                  ARTICLE IX

                            COMPROMISE SETTLEMENTS

     Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the under the provisions of Section 291 of Title 8 of the GCL or on the application or trustees in dissolution or of any receiver or receivers appointed for the under the provisions of Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

                                   EXHIBIT I
                          SKYLYNX COMMUNICATIONS INC.
                               CONVERSION NOTICE

     Reference is made to the Amended and Restated Certificate of Incorporation of SkyLynx Communications, Inc. for Series ___ Convertible Preferred Stock (the "Amended and Restated Certificate"). In accordance with and pursuant to the Amended and Restated Certificate, the undersigned hereby elects to convert the number of shares of Series __ Convertible Preferred Stock, par value $.01 per share (the "Preferred Shares"), of SkyLynx Communications, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock, par value $.001 per share (the "Common Stock") of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:                ______________________________

Number of Preferred Shares to be converted:  ______________________________

Stock certificate no(s). of Preferred Shares to be converted: _________

The Common Stock have been sold pursuant to the Registration Statement (as
defined in the  Registration Rights Agreement):        YES ___   NO ___

Please confirm the following information:
     Conversion Price:   ______________________________
     Number of shares of Common Stock to be issued:____________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the company in the following name and to the following address:

     Issue to:                     ____________________________

     Facsimile Number:             ____________________________

     Authorization:                ____________________________


                                   By:_________________________
                                   Title:________________________

     Dated:                        ____________________________

     Account number:
     (if electronic book entry transfer):    ____________________________

     Transaction Code Number
     (if electronic book entry transfer):    ____________________________

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed by the undersigned duly authorized officer of the corporation this 13th day of December, 1999.

                              SKYLYNX COMMUNICATIONS, INC.


                              By:  /s/ Jeffery A. Mathias
                                   --------------------------
                                   Jeffery A. Mathias,
                                   Chief Executive Officer